UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2014

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State of incorporation)	(IRS Employer Identification No.)

85 Broad Street, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	On May 12, 2014, Oppenheimer Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York City.

(b)	At the Annual Meeting, the holders of the Company’s Class B voting common stock (“Class B Voting Stock”) elected the nine nominees for director named below as directors to serve until their successors are elected and qualified. The votes for such persons were as follows:

Name	For	Withheld	Broker Non-Votes
R. Crystal	97,084	0	195
W. Ehrhardt	97,084	0	195
M. Goldfarb	97,084	0	195
M.A.M. Keehner	97,084	0	195
A.G. Lowenthal	97,084	0	195
R.S. Lowenthal	97,084	0	195
K.W. McArthur	97,084	0	195
A.W. Oughtred	97,084	0	195
E.K. Roberts	97,084	0	195

In addition, at the Annual Meeting, the holders of the Company’s Class B Voting Stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year and authorized the Audit Committee to fix such auditor’s remuneration with 97,267 votes for such proposal, 0 votes against, and 12 abstentions as to such proposal.

Further, at the Annual Meeting, the holders of the Company’s Class B Voting Stock ratified the adoption of the Oppenheimer Holdings Inc. 2014 Incentive Plan, as more fully described in the proxy statement for the Annual Meeting with 97,080 votes for such proposal, 4 votes against, and 0 abstentions as to such proposal.

Further, at the Annual Meeting, the holders of the Company’s Class B Voting Stock approved by an advisory (non-binding) vote the Company’s 2013 executive compensation, as more fully described in the proxy statement for the Annual Meeting with 97,072 votes for such proposal, 12 votes against and 0 abstentions as to such proposal.

(c)	Not applicable.

(d)	Not currently applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 14, 2014

By: /s/ A.G. Lowenthal
A.G. Lowenthal
Chairman and CEO
(Duly Authorized Officer and Principal Executive Officer)

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